SUPPLEMENT DATED June 9, 2005	Rule 424(b)(3)
(To Prospectus dated February 8, 2005)	Registration No. 333—122296
(To Prospectus dated November 10, 2004)	Registration No. 333—111683

RECOM MANAGED SYSTEMS, INC.

1,368,281 COMMON SHARES

(Prospectus dated February 8, 2005)

3,046,401 COMMON SHARES

(Prospectus dated November 10, 2004)

Described below are acts or events that constitute a material change from or in addition to the information set forth in each of the above-referenced prospectus:

•

On June 8, 2005, the common stock of Recom Managed Systems, Inc. (“Recom”) commenced trading on the American Stock Exchange under the symbol “RSY”.

-#-